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Exhibit 99.2

ClubCorp Club Operations, Inc.

OFFER TO EXCHANGE

Up to $415,000,000 principal amount of its 10% Senior Notes due 2018, which have been registered under the Securities Act of 1933, as amended, for any and all of its outstanding 10% Senior Notes due 2018

, 2011

To Our Clients:

        Enclosed for your consideration is a Prospectus, dated                                    , 2011 (as amended or supplemented from time to time, the "Prospectus"), and a Letter of Transmittal (the "Letter of Transmittal"), relating to the offer by ClubCorp Club Operations, Inc. (the "Company") and certain subsidiaries of the Company (collectively, the "Guarantors"), to exchange (the "Exchange Offer") up to $415,000,000 aggregate principal amount of 10% Senior Notes due 2018, issued by the Company that have been registered under the Securities Act of 1933, as amended (the "Securities Act") (the "Exchange Notes"), for any and all of the outstanding 10% Senior Notes due 2018 of the Company that were originally sold pursuant to a private offering (the "Outstanding Notes"), upon the terms and subject to the conditions of the Prospectus and the Letter of Transmittal. The terms of the Exchange Notes are identical in all material respects (including principal amount, interest rate and maturity) to the terms of the Outstanding Notes for which they may be exchanged pursuant to the Exchange Offer, except that (i) the Exchange Notes are freely tradable, (ii) the Exchange Notes have been registered under the Securities Act, (iii) the Exchange Notes are not entitled to any registration rights that are applicable to the Outstanding Notes under the registration rights agreement and (iv) the provisions of the registration rights agreement that provide for payment of additional amounts upon a registration default are no longer applicable. The Outstanding Notes are unconditionally guaranteed (the "Old Guarantees") by the Guarantors, and the Exchange Notes will be unconditionally guaranteed (the "New Guarantees") by the Guarantors. Upon the terms and subject to the conditions set forth in the Prospectus and the Letter of Transmittal, the Guarantors offer to issue the New Guarantees with respect to all Exchange Notes issued in the Exchange Offer in exchange for the Old Guarantees of the Outstanding Notes for which such Exchange Notes are issued in the Exchange Offer. Throughout this letter, unless the context otherwise requires and whether so expressed or not, references to the "Exchange Offer" include the Guarantors' offer to exchange the New Guarantees for the Old Guarantees, references to the "Exchange Notes" include the related New Guarantees and references to the "Outstanding Notes" include the related Old Guarantees. The Company will accept for exchange any and all Outstanding Notes properly tendered according to the terms of the Prospectus and the Letter of Transmittal. Consummation of the Exchange Offer is subject to certain conditions described in the Prospectus.

        PLEASE NOTE THAT THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M. (NEW YORK CITY TIME) ON                                    , 2011, UNLESS THE COMPANY EXTENDS THE EXCHANGE OFFER (THE "EXPIRATION DATE").

        The enclosed materials are being forwarded to you as the beneficial owner of Outstanding Notes held by us for your account but not registered in your name. A tender of such Outstanding Notes may only be made by us as the registered holder and pursuant to your instructions. Therefore, the Company urges beneficial owners of Outstanding Notes registered in the name of a broker, dealer, commercial bank, trust company or other nominee to contact such registered holder promptly if such beneficial owners wish to tender their Outstanding Notes in the Exchange Offer.

        Accordingly, we request instructions as to whether you wish to tender any or all such Outstanding Notes held by us for your account, pursuant to the terms and conditions set forth in the Prospectus and

Letter of Transmittal. If you wish to have us tender any or all of your Outstanding Notes, please so instruct us by completing, signing and returning to us the instruction form that appears below. We urge you to read the Prospectus and the Letter of Transmittal carefully before instructing us as to whether or not to tender your Outstanding Notes.

        Your instructions to us should be forwarded as promptly as possible in order to permit us to tender Outstanding Notes on your behalf in accordance with the provisions of the Exchange Offer. Tenders of Outstanding Notes may be withdrawn at any time prior to the Expiration Date.

        IF YOU WISH TO HAVE US TENDER ANY OR ALL OF YOUR OUTSTANDING NOTES, PLEASE SO INSTRUCT US BY COMPLETING, SIGNING AND RETURNING TO US THE INSTRUCTION FORM BELOW.

        The accompanying Letter of Transmittal is furnished to you for your information only and may not be used by you to tender Outstanding Notes held by us and registered in our name for your account or benefit.

        If we do not receive written instructions in accordance with the below and the procedures presented in the Prospectus and the Letter of Transmittal, we will not tender any of the Outstanding Notes in your account.

        We also request that you confirm that we may, on your behalf, make the representations contained in the Letter of Transmittal that are to be made with respect to you as the beneficial owner of the Outstanding Notes.

        PLEASE CAREFULLY REVIEW THE ENCLOSED MATERIAL AS YOU CONSIDER THE EXCHANGE OFFER.

 INSTRUCTIONS

        General:    If you are the beneficial owner of 10% Senior Notes due 2018, please read and follow the instructions under the heading "Instructions to Registered Holder and/or DTC Participant from Beneficial Owner" below.

Instructions to Registered Holder and/or DTC Participant from Beneficial Owner

        The undersigned beneficial owner acknowledges receipt of your letter and the accompanying Prospectus dated                                    , 2011 (as amended or supplemented from time to time, the "Prospectus"), and a Letter of Transmittal (the "Letter of Transmittal"), relating to the offer by ClubCorp Club Operations, Inc. (the "Company") and certain subsidiaries of the Company (collectively, the "Guarantors"), to exchange (the "Exchange Offer") up to $415,000,000 aggregate principal amount of 10% Senior Notes due 2018 issued by the Company that have been registered under the Securities Act of 1933, as amended (the "Securities Act") (the "Exchange Notes"), for any and all of the outstanding 10% Senior Notes due 2018 of the Company that were originally sold pursuant to a private offering (the "Outstanding Notes"), upon the terms and subject to the conditions set forth in the Prospectus and the Letter of Transmittal. The Outstanding Notes are unconditionally guaranteed (the "Old Guarantees") by the Guarantors, and the Exchange Notes will be unconditionally guaranteed (the "New Guarantees") by the Guarantors. Upon the terms and subject to the conditions set forth in the Prospectus and the Letter of Transmittal, the Guarantors offer to issue the New Guarantees with respect to all Exchange Notes issued in the Exchange Offer in exchange for the Old Guarantees of the Outstanding Notes for which such Exchange Notes are issued in the Exchange Offer. Capitalized terms used but not defined herein have the meanings ascribed to them in the Prospectus and the Letter of Transmittal.

        This will instruct you, the registered holder, to tender the principal amount of the Outstanding Notes indicated below held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Prospectus and the Letter of Transmittal.

Principal Amount of Outstanding Notes Held For Account Holder(s)	Principal Amount of Outstanding Notes To be Tendered*

*
Unless otherwise indicated, the entire principal amount of Outstanding Notes held for the account of the undersigned will be tendered.

        If the undersigned instructs you to tender the Outstanding Notes held by you for the account of the undersigned, it is understood that you are authorized (a) to make, on behalf of the undersigned (and the undersigned, by its signature below, hereby makes to you), the representations and warranties contained in the Letter of Transmittal that are to be made with respect to the undersigned as a beneficial owner of the Outstanding Notes, including but not limited to the representations that the undersigned (i) is not an "affiliate", as defined in Rule 405 under the Securities Act, of the Company or the Guarantors, (ii) is not engaged in, and does not intend to engage in, and has no arrangement or understanding with any person to participate in, a distribution of the Exchange Notes, (iii) is acquiring the Exchange Notes in the ordinary course of its business and (iv) is not a broker-dealer tendering Outstanding Notes acquired for its own account directly from the Company. If a holder of the Outstanding Notes is an affiliate of the Company or the Guarantors, is not acquiring the Exchange

Notes in the ordinary course of its business, is engaged in or intends to engage in a distribution of the Exchange Notes or has any arrangement or understanding with respect to the distribution of the Exchange Notes to be acquired pursuant to the Exchange Offer, such holder may not rely on the applicable interpretations of the staff of the Securities and Exchange Commission relating to exemptions from the registration and prospectus delivery requirements of the Securities Act and must comply with such requirements in connection with any secondary resale transaction.

SIGN HERE
Dated:
Signature(s):
Print Name(s):
Address:	(Please include Zip Code)

Telephone Number:	(Please include Area Code)

Taxpayer Identification Number or Social Security Number:

My Account Number With You:

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  Exhibit 99.2
ClubCorp Club Operations, Inc. OFFER TO EXCHANGE Up to $415,000,000 principal amount of its 10% Senior Notes due 2018, which have been registered under the Securities Act of 1933, as amended, for any and all of its outstanding 10% Senior Notes due 2018
INSTRUCTIONS
Instructions to Registered Holder and/or DTC Participant from Beneficial Owner